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                            FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                Date of Report (Date of Earliest
               Event Reported):  January 26, 1998




                     GIBSON GREETINGS, INC.
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     (Exact name of registrant as specified in its charter)

 Delaware                   0-11902           52-1242761
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(State or other            (Commission       (IRS Employer
jurisdiction of            File Number)      Identification No.)
incorporation)



           2100 Section Road, Cincinnati, Ohio  45237
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            (Address of principal executive offices)


Registrant's telephone number, including area code:(513)841-6600
                                                   -------------
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            INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and are omitted from this report.

Item 5.        Other Events
               ------------

               The press release of Gibson Greetings, Inc. (the "Company"), dated January 26, 1998, announcing that the Company has terminated the letter of intent to sell the Company's subsidiary, The Paper Factory of Wisconsin, Inc., to The Paper Warehouse, Inc. of Minneapolis, Minnesota, is filed as an exhibit to and incorporated by reference in this Current Report on Form 8-K.

Item 7.        Financial Statements, Pro Forma Financial
               Information and Exhibits
               -----------------------------------------

(a)     Financial Statements of Business Acquired.

        Not Applicable.

(b)     Pro Forma Financial Information.

        Not Applicable.

(c)     Exhibits

        Number             Description
        ------             -----------

          99               Press Release dated January 26, 1998
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                            SIGNATURE


               Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 29, 1998           GIBSON GREETINGS, INC.



                                  By /s/ James T. Wilson
                                     James T. Wilson
                                     Executive Vice President -
                                     Finance & Operations and
                                     Chief Financial Officer


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                                                       Exhibit 99

NEWS RELEASE



        CINCINNATI, Jan. 26 /PRNewswire/ -- Gibson Greetings, Inc. (Nasdaq: GIBG) today announced that it has terminated the letter of intent to sell its subsidiary, The Paper Factory of Wisconsin, to The Paper Warehouse (Nasdaq: PWHS) of Minneapolis, Minnesota.
        Gibson announced last December that it had signed a letter of intent to sell The Paper Factory, based in Appleton, Wisconsin, to The Paper Warehouse for approximately $38.6 million in cash. The proposed sale was subject to the satisfaction of certain customary closing conditions, including a due diligence review and execution of a definitive purchase agreement, with the final purchase price subject to adjustment based on The Paper Factory's 1997 earnings, and adjustments for working capital and capital expenditures since December 31, 1997.
        Gibson and The Paper Warehouse were unable to reach an agreement on an adjusted purchase price for The Paper Factory, in accordance with the terms of the letter of intent, after a review of working capital and capital expenditure requirements and after reports that sales at The Paper Factory stores during the fourth quarter ended December 31, 1997 generated higher projected earnings for the subsidiary than those originally forecast.
        "The Paper Factory's strong financial performance and profitable operations will allow us to explore a number of promising opportunities to maximize value for our shareholders," said Frank J. O'Connell, Gibson chairman, president and chief executive officer.
        The Paper Factory currently operates 190 party good stores in 40 states under the names Paper Factory, Greetings 'n More and Great Party. The Paper Factory posted net sales of $55.2 million for the nine months ended September 30, 1997.
        Gibson Greetings, Inc., an industry innovator in the greeting card business, is pursuing a growth strategy of marketing relationship-fostering products that provide strong entertainment value. This is being achieved by developing proprietary new products, building alliances with dynamic independent card companies, negotiating major licensing agreements and deploying high-energy, retail shopping environments in a wide spectrum of major retail stores. Gibson Greetings manufactures and distributes more than 24,000 individual relationship communication products (5,000 new products in the past year), including greeting cards, gift wrap, party goods and licensed products. Gibson's content can be found on the Internet through Greet Street's E-greetings at www.greetst.com and Gibson's cards are available for purchase through Peapod at www.peapod.com.
        For more information on Gibson Greetings, please visit our web site at www.gibsongreetings.com.